Exhibit 99.1

STAR PEAK CORP II PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 18456 STAR PEAK CORP II Proxy Card REV2Front INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/ starpeakcorpii/2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [ ], 2021. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EAS Y The undersigned, revoking any previous proxies relating to these shares, hereby appoints Eric Scheyer, Michael D. Wilds and Tyson Taylor, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of Star Peak Corp II (“STPC”) held of record by the undersigned at the close of business on , 2021 at the Special Meeting in lieu of the 2021 annual meeting of stockholders (the “Special Meeting”), to be held virtually, conducted via live audio webcast, at Eastern Time on , 2021, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, authorized and instructed to vote or act in the manner directed below. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6, PROPOSAL NO. 7, AND, IF NECESSARY, PROPOSAL NO. 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS STAR PEAK CORP II FOR THE SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY VIA LIVE AUDIO WEBCAST ON , 2021. Important Notice Regarding the Availability of Proxy Material for the Special Meeting of Stockholders to be held on , 2021 are available at: https://www.cstproxy.com/starpeakcorpii/2021 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Proposal No. 1 – The Business Combination Proposal – To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 8, 2021 (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among the Star Peak Corp II (the “Company” or “STPC” and, following the consummation of the Merger (as defined below), “New Benson Hill”), STPC II Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of STPC (“Merger Sub”), and Benson Hill, Inc., a Delaware corporation (“Benson Hill”), and to approve the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Benson Hill with Benson Hill surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). The Charter Proposals – To consider and vote upon each of Proposals No. 2 through No. 5 to approve the following amendments to the Company’s current amended and restated certificate of incorporation (the “Existing Charter”) as set forth in the proposed second amended and restated certificate of incorporation of STPC (the “Proposed Charter”) that will be in effect upon the closing of the Merger: Proposal No. 2 – To approve the elimination of the Class B Common Stock classification and provide for a single class of common stock. Proposal No. 3 – To provide that amendments to the Company’s waiver of corporate opportunities will only be prospective only and provide certain other clarificatory amendments to the waiver of corporate opportunities provision. Proposal No. 4 – To provide that, prior to [ ], 2024, the affirmative vote of at least 66 2∕3% of the voting power of the outstanding shares of capital stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to (A) adopt, amend or repeal the bylaws by action of the stockholders of New Benson Hill, or (B) to amend or repeal any provision of the Proposed Charter in Article V (Board of Directors), Article VI (Amendment of the Governing Documents) Article VII (Stockholder Action), Article VIII (Limitation of Director Liability and Indemnification), Article IX (Business Combinations), Article X (Corporate Opportunity), Article XI (Forum Selection) or Article XII (Miscellaneous). Proposal No. 5 – Conditioned upon the approval of Proposals No. 2 through No. 4 above, a proposal to approve the Proposed Charter, which includes the approval of all other changes in the Proposed Charter in connection with replacing the Existing Charter with the Proposed Charter, including changing STPC’s name from “Star Peak Corp II” to “Benson Hill, Inc.” as of the closing of the Merger. Proposal No. 6 – The NYSE Proposal – To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange: (i) the issuance of shares of New Benson Hill common stock immediately following the consummation of the merger, pursuant to the PIPE Agreements (as defined in the Proxy Statement); (ii) the issuance of shares of New Benson Hill common stock pursuant to the Merger Agreement; and (iii) the related change of control of STPC that will occur in connection with consummation of the Merger and the other transactions contemplated by the Merger Agreement and PIPE Agreements. Proposal No. 7 – The Incentive Plan Proposal – To consider and vote upon a proposal to approve and adopt the New Benson Hill 2021 Omnibus Incentive Plan. Proposal No. 8 – The Adjournment Proposal — To consider and vote upon a proposal to adjourn the STPC Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the STPC Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the NYSE Proposal or the Incentive Plan Proposal, or holders of STPC’s Class A Common Stock have elected to redeem an amount of Class A Common Stock such that STPC would have less than $5,000,001 of net tangible assets. 18456 STAR PEAK CORP II Proxy Card REV2 Back Signature____________________________________Signature, if held jointly_____________________________________ Date_____________, 2021 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partners, please sign in partnership name by an authorized person. corporate seal affixed. No postage is required if returned in the enclosed envelope. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NODIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7 AND 8 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. CONTROL NUMBER PROXY CARD THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7 AND 8. Please mark your votes like this X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN The notice of the Special Meeting and accompanying proxy statement are available at https://www.cstproxy.com/starpeakcorpii/2021. The proxy statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement carefully.